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                                                                   Exhibit 10.60

                                February 26, 2003

Mr. Augustine Yee
195 Hillside Avenue
Menlo Park, CA  94025

     Re: Separation Agreement

Dear Augustine:

     This letter, upon your signature, will constitute the agreement between you and Deltagen, Inc. ("Deltagen") on the terms of your separation from employment with Deltagen.

     1. Your employment terminates effective February 26, 2003 (the "separation date"). After that date, you therefore will no longer represent to anyone that you are still an employee of Deltagen and you will not say or do anything purporting to bind Deltagen or any of its affiliates.

     2. On February 26, 2003 you will be paid your earned salary, accrued vacation pay and personal leave pay (160 hours and 24 hours, respectively), and all other amounts Deltagen owed to you through the separation date.

     3. You have received or will receive by separate cover information regarding your rights to health insurance continuation and your retirement benefits. To the extent that you have such rights, nothing in this agreement will impair those rights.

     4. You have returned or will immediately return to Deltagen any building key(s), security pass, or other access or identification cards (including business cards) and any Deltagen property that is currently in your possession, including any credit cards, computer equipment, mobile phones, documents, and any information you have about Deltagen's practices, procedures, trade secrets, customer lists, or product marketing. By no later than March 21, 2003, you will submit all expenses for reimbursement that you have accrued related to your Deltagen expense accounts and you will pay all amounts owed on any corporate credit card(s) previously issued to you.

     5. In consideration of your acceptance of this Separation Agreement, Deltagen will provide you with a severance payment of $40,000 which is equivalent to your current base rate of pay for the period of two months. Payment of this amount will be made on Deltagen's regular pay dates between February 28, 2003 and April 30, 2003. Payments shall be direct-deposited into your checking account on file at Deltagen. The customary payroll deductions shall be made from this severance payment.

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Augustine Yee
February 26, 2003
Page 2

     6. You waive and release and promise never to assert any and all claims that you have or might have against Deltagen and its predecessors, subsidiaries, related entities, officers, directors, shareholders, agents, attorneys, employees, successors, or assigns, arising from or related to your employment with Deltagen and/or the termination of your employment with Deltagen.

     These claims include, but are not limited to, claims arising under federal, state and local statutory or common law, such as the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the California Fair Employment and Housing Act, the Employee Retirement and Income Security Act, and the law of contract and tort.

     You also waive and release and promise never to assert any such claims, even if you do not believe that you have such claims. You therefore waive your rights under (S) 1542 of the Civil Code of California which states:

     A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known to him must have materially affected his settlement with the debtor.

You understand and agree that claims or facts in addition to or different from those which are now known or believed by you to exist may hereafter be discovered, but it is your intention to release all claims you have or may have against Deltagen, its officers, directors, employees or agents, whether known, unknown, suspected, or unsuspected. However, your release shall not release any of your rights or claims that you have (a) in any employee benefit(s) plans (including but not limited to stock or stock option agreements and plans), (b) to indemnification to the extent permitted under Deltagen's bylaws or pre-existing indemnification agreements or as permitted by California or Delaware law or as may be available to you under Deltagen's directors' and officers' liability insurance coverage, and (c) under the Loan Repayment Agreement or other loan agreements.

Deltagen, in further consideration for you signing this Separation Agreement, releases and forever discharges you from all actions, causes of action, liabilities, disputes, judgments, damages and claims in any manner related to your employment with Deltagen except as provided by any loan agreements with you and under Deltagen's bylaws or pre-existing indemnification agreements.

     7. You will not, unless required or otherwise permitted by law, disclose to others any information regarding the following:

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Augustine Yee
February 26, 2003
Page 3

         a. Any information regarding Deltagen's practices, procedures, trade secrets, customer lists, or product marketing. You acknowledge that, because of your position with Deltagen, you have specific knowledge of many types of information which is proprietary to Deltagen, including, without limitation, its current and planned technology; its current and planned corporate strategies; strategic customers and business partners; and the identity, skills and interest of its employees. You agree to keep and treat all such proprietary information as confidential. You acknowledge and reaffirm your obligations to Deltagen under the Proprietary Information and Invention Agreement signed by you, wherein you agreed to keep and treat all such proprietary these obligations survive your termination of employment with Deltagen. You also agree that for a period of one year following the effective termination date, you will not, directly or indirectly, on behalf of yourself or any other person or entity, solicit or recruit any employees of Deltagen, to leave Deltagen and/or perform work or services for another employer.

         b. The terms of this Separation Agreement, the benefit being paid under it or the fact of its payment, except that you may disclose this information to your attorney, accountant or other professional advisor to whom you must make the disclosure in order for them to render professional services to you. You will instruct them, however, to maintain the confidentiality of this information just as you must.

     8. You agree that you will not do or say anything that damages or impairs in any way the business organization, goodwill, or reputation of Deltagen or any of its affiliates or related entities.

     9. You agree to assist Deltagen with Corporate Development projects for a period of up to twenty (20) days during the month following your Separation Date, as required. Deltagen shall reimburse you for pre-approved, reasonable out-of-pocket expenses incurred by you in performing services for Deltagen upon production of supporting receipts and documentation.

     10. In the event that you breach any of your material obligations under this Separation Agreement or as otherwise imposed by law, Deltagen will be entitled to recover the benefit paid under the Agreement and to obtain all other relief provided by law or equity.

     11. You and Deltagen reserve the right to enforce this Separation Agreement. You and Deltagen will submit any disputes relating to this Agreement (other than those relating to intellectual property) to binding arbitration conducted by the American Arbitration Association in Santa Clara County, California.

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Augustine Yee
February 26, 2003
Page 4

     12. If a court of competent jurisdiction invalidates any part of this Agreement, the remaining portions will remain in force.

     13. This Agreement contains the entire agreement between you and Deltagen with respect to the subject matter hereof and all prior agreements, understandings, representations, oral agreements and writings are expressly superseded hereby and are of no further force and effect. Neither party has relied upon any representations or promises that are not contained in this Agreement. This Agreement is entered into and governed by the laws of the State of California.

     14. This Separation Agreement shall inure to the benefit of and be binding upon the successors and assigns, of each of the parties to it.

     15. Deltagen shall pay for your reasonable legal fees incurred with respect to the review of this Separation Agreement. Such fees shall not exceed $500 and shall be supported by invoices to Deltagen that provide sufficient documentation of the legal work performed.

     16. You have up to two (2) business days from the date of this letter, or February 28, 2003, to accept the terms of this Separation Agreement, although you may accept it at any time within those two (2) days. You are advised to consult an attorney about the Agreement.

     To accept the Agreement, please sign and date this letter and return it to me. (An extra copy for your files is enclosed.) The date you signed and dated this letter will be the "effective date" of the Agreement.

     Augustine, Deltagen and I wish you every success in your future endeavors.

                                    Sincerely,

                                    Richard H. Hawkins
                                    Chief Financial Officer

Enclosure

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Augustine Yee
February 26, 2003
Page 5

     By signing this letter, I acknowledge that I have had the opportunity to review this Separation Agreement carefully with an attorney of my choice; that I understand the terms of the Agreement; and that I voluntarily agree to them.

Date: ______________________________



                                            ____________________________________
                                                       Augustine Yee